UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2009
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 033-41752

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2009, Progress Software Corporation (the “Company”) filed a Current Report on Form 8-K (the “8-K”) with respect to a press release it issued announcing that Richard D. Reidy had been appointed President and Chief Executive Officer of the Company. On May 18, 2009, the Company filed an amendment to the 8-K for the purpose of disclosing certain changes to Mr. Reidy’s compensation made in connection with his appointment, which changes were contained in an employment letter entered into by the Company with Mr. Reidy. Among the changes contained in the employment letter was the agreement of the Company to enter into a severance agreement with Mr. Reidy, the terms of which had not yet been determined as of the date of the filing of the amended 8-K. The Company is filing this additional amendment to the 8-K for the purpose of disclosing the terms of this severance agreement as well as the Amended and Restated Employment Retention and Motivation Agreement entered into by the Company with Mr. Reidy, as described below.
Severance Agreement
On October 13, 2009, the Company and Mr. Reidy entered into a Severance Agreement (the “Severance Agreement”) providing Mr. Reidy with certain payments and benefits upon an Involuntary Termination (as defined in the Severance Agreement) of Mr. Reidy’s employment with the Company in those circumstances in which Mr. Reidy’s Employee Retention and Motivation Agreement is not otherwise applicable. Mr. Reidy’s Employee Retention and Motivation Agreement, which, as described below, was amended and restated on October 13, 2009 (the “Amended ERMA”), provides for certain payments and benefits upon a Change in Control of the Company and upon an Involuntary Termination of Mr. Reidy’s employment within twelve months thereafter. In the event an Involuntary Termination occurs in circumstances in which the Amended ERMA is applicable, all severance and other benefits to be paid to Mr. Reidy will be governed by the Amended ERMA and not the Severance Agreement.
The Severance Agreement provides that upon the Involuntary Termination of Mr. Reidy’s employment and the execution by Mr. Reidy of a standard release of claims, Mr. Reidy will be entitled to receive twenty-four months of his total target compensation, which will be paid out monthly over a twenty-four month period. Mr. Reidy’s benefits in effect as of the date of the Involuntary Termination (such as medical, dental, vision and life insurance) will also continue for twenty-four months. In addition, any unvested options and restricted equity held by Mr. Reidy as of the date of the Involuntary Termination that would have vested during the two-year period following such date if Mr. Reidy had remained employed by the Company, will automatically vest.
The Severance Agreement also includes non-competition, non-disparagement and related covenants. The non-competition covenant will be in effect for two years following the termination of Mr. Reidy’s employment.
The Severance Agreement was approved by the Board of Directors of the Company upon the recommendation of the Compensation Committee and following consultation with the Company’s independent compensation consultant. The foregoing summary is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference
Amended ERMA
On October 13, 2009, the Company and Mr. Reidy also entered into the Amended ERMA. Under the Amended ERMA, Mr. Reidy is entitled to certain payments and benefits upon a Change in Control (as defined in the Amended ERMA) of the Company and upon an Involuntary Termination of Mr. Reidy’s employment by the Company within twelve months thereafter. Mr. Reidy is entitled to the same payments and benefits under the Amended ERMA as he was under his prior ERMA. The purpose of the Amended ERMA was to amend certain definitions contained therein to match the corresponding definitions in the Severance Agreement and to ensure compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.
The Amended ERMA provides that upon a Change in Control, Mr. Reidy’s annual cash bonus award will be fixed and guaranteed at his target level, and payment of such bonus will be made on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a Change in Control, all of Mr. Reidy’s outstanding unvested options and restricted equity will fully accelerate, unless the acquirer assumes all such options and restricted equity.
Upon Involuntary Termination of Mr. Reidy’s employment within twelve months following a Change in Control, all of Mr. Reidy’s remaining outstanding options and restricted equity will automatically vest, Mr. Reidy will be entitled to receive a lump sum payment equal to fifteen months of his total target compensation, and Mr. Reidy’s benefits in effect as of the date of the Involuntary Termination (such as medical, dental, vision and life insurance) will continue for fifteen months.
In the event that any amounts provided for under the Amended ERMA or otherwise payable to Mr. Reidy would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Mr. Reidy would be entitled to receive either full payment of the benefits under the Amended ERMA or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Reidy.
As described above, in the event an Involuntary Termination occurs in circumstances in which the Amended ERMA is applicable, all severance and other benefits to be paid to Mr. Reidy will be governed by the Amended ERMA and not the Severance Agreement.
The foregoing summary is qualified in its entirety by reference to the Amended ERMA, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement, dated as of October 13, 2009, between Progress Software Corporation and Richard D. Reidy (filed herewith)

10.2	Amended and Restated Employee Retention and Motivation Agreement, dated as of October 13, 2009, by and between Progress Software Corporation and Richard D. Reidy (filed herewith)

99.1	Press release issued by Progress Software Corporation, dated March 30, 2009 (previously filed)

99.2	Employment Letter, dated as of May 12, 2009, between Progress Software Corporation and Richard D. Reidy (incorporated herein by reference to Exhibit 10.22 to Progress Software Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2009 filed on July 10, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2009	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer